As filed with the Securities and Exchange Commission on September 20, 2023

Registration No. 333-274279

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2
TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CLEAN VISION CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	7389	85–1449444
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2711 N. Sepulveda Blvd. #1051

Manhattan Beach, CA 90266

(424) 835-1845

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mr. Daniel Bates

Chief Executive Officer

2711 N. Sepulveda Blvd. #1051

Manhattan Beach, CA 90266

(424) 835-1845

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
of Agent For Service)

Copies to:

Joseph M. Lucosky, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Tel: (732) 395-4400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [ ]

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Clean Vision Corporation (the “Company”) is filing this Amendment No. 2 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-274279) (the “Registration Statement”) as an exhibits-only filing, solely to file Exhibits 4.8, 4.9, 10.10 and 10.15. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

 PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) The exhibits listed in the following Exhibit Index are filed as part of this Registration Statement.

Exhibit Number	Description of Exhibit
3.1*	Articles of Incorporation, as amended, as currently in effect
3.2*	Bylaws
3.3*	Certificate of Designation of Series B Non-Voting Convertible Preferred Stock
3.4*	Certificate of Designation of Series C Convertible Preferred Stock
3.5*	Certificate of Amendment to Articles of Incorporation
4.1*	Form of 5% Promissory Note (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 filed with the SEC on January 23, 2023)
4.2*	Form of Senior Convertible Note (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 30, 2023)
4.3*	Form of Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on May 30, 2023)
4.4*	Form of Reg. D. Warrant
4.5*	Form of Convertible Promissory Note dated July 31, 2023 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on August 8, 2023)
4.6*	Form of April Note
4.7*	Form of April Warrant
4.8**	Form of February Note
4.9**	Form of February Warrant
5.1*	Opinion of Lucosky Brookman LLP
10.1*	Exchange Agreement between Clean-Seas, Inc. and Byzen Digital Inc.
10.2†*	Employment Agreement between Daniel Bates and Byzen Digital, Inc.
10.3†*	Employment Agreement between Christopher Percy and Byzen Digital, Inc.
10.4†*	Amendment to Employment Agreement between Daniel Bates and Byzen Digital, Inc.
10.5*	Consulting Agreement between Leonard Tucker LLC and Byzen Digital, Inc.
10.6*	Licensing Agreement with Kingsberry Fuel Cell Corporation, dated December 6, 2021
10.7*	Form of Securities Purchase Agreement between Clean Vision Corporation and Coventry Enterprises, LLC dated December 9, 2022 (incorporated by reference to Exhibit 10.7 of the Company’s Registration Statement on Form S-1 filed with the SEC on January 23, 2023)
10.8*	Form of Registration Rights Agreement between Clean Vision Corporation and Coventry Enterprises, LLC dated December 9, 2023 (incorporated by reference to Exhibit 10.8 of the Company’s Registration Statement on Form S-1 filed with the SEC on January 23, 2023)
10.9*	Form of Securities Purchase Agreement dated February 17, 2023 (incorporated by reference to Exhibit 10.9 of the Company’s Registration Statement on Form S-1 filed with the SEC on April 3, 2023)

10.10**	Form of Securities Purchase Agreement dated February 22, 2023
10.11*	Form of Securities Purchase Agreement dated May 26, 2023 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 30, 2023)
10.12*	Form of Registration Rights Agreement dated May 26, 2023 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on May 30, 2023)
10.13*	Form of Securities Purchase Agreement dated July 31, 2023 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 8, 2023)
10.14*	Form of Registration Rights Agreement dated July 31, 2023 (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on August 8, 2023)
10.15**	Form of Registration Rights Agreement dated February 22, 2023 between Clean Vision Corporation and Walleye Opportunities Master Fund Ltd.
23.1*	Consent of Fruci & Associates II, PLLC
23.2*	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
24.1*	Instance Document
101.INS	XBRL Taxonomy Schema Document
101.SCH	XBRL Taxonomy Calculation Linkbase Document
101.CAL	XBRL Taxonomy Definition Linkbase Document
101.DEF	XBRL Taxonomy Label Linkbase Document
101.LAB	XBRL Taxonomy Presentation Linkbase Document
101.PRE
107*	Calculation of Filing Fee Table

*	Previously filed.
**	Filed herewith.
†	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manhattan Beach, California on September 20, 2023.

CLEAN VISION CORPORATION

By:	/s/ Daniel Bates
Name:	Daniel Bates
Title:	Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel Bates	Chief Executive Officer, President and Director	September 20, 2023
Daniel Bates	(Principal Executive Officer)

*	Chief Financial Officer	September 20, 2023
Rachel Boulds	(Principal Financial Officer)

*	Director	September 20, 2023
Dr. Michael Dorsey

*	Director	September 20, 2023
Gregg Michael Boehmer

*	Director	September 20, 2023
Bart Fisher

* By:	/s/ Daniel Bates
Daniel Bates, Attorney-in-fact